Exhibit 10.3

Exhibit B

TRADEMARK CROSS-LICENSE AGREEMENT

BETWEEN

LONE STAR STEEL COMPANY, L.P.

AND

APOLO MECÂNICA E ESTRUTURAS S.A.

DATED AS OF [•]

TRADEMARK CROSS-LICENSE AGREEMENT
BETWEEN
LONE STAR STEEL COMPANY, L.P. AND APOLO MECÂNICA E ESTRUTURAS S.A.

This Trademark Cross-License Agreement (this “Agreement”) is entered into effective [•], 2006 by and between:

I.                                         ON THE ONE SIDE:

(a)                                  LONE STAR STEEL COMPANY, L.P., a Delaware limited partnership, organized under the laws of the State of Delaware in the United States of America, with offices at 5660 N. Dallas Parkway, Suite 500, Dallas, TX 75248, herein represented by its undersigned legal representatives as they solely declare, hereinafter referred to as “LSS”; and

II.                                     ON THE OTHER SIDE:

(b)                                 APOLO MECÂNICA E ESTRUTURAS S.A., a corporation (sociedade anônima / stock corporation), organized under the laws of the Federative Republic of Brazil, with offices at in the city of Lorena, State of São Paulo, at Av. Dr. Léo de Affonseca Netto, 750, CEP 12600-000, herein represented by its undersigned legal representatives as they solely declare, hereinafter referred to as the “Company”.

LSS and the Company hereinafter jointly referred to as “PARTIES”, and each of them, individually and indistinctly referred to as a “PARTY”.

WITNESSETH:

WHEREAS:

I.                                         Apolo Tubos e Equipamentos S.A. (“Tubos”), a corporation (sociedade anônima / stock corporation), duly organized and existing under the laws of the Federative Republic of Brazil, Lone Star Brazil Holdings 2 Ltda., a limited liability company (sociedade empresária limitada) organized under the laws of the Federative

Republic of Brazil (“LSB 2”), the Company, Lone Star Technologies, Inc., a Delaware corporation, GPC Participacoes S.A., a corporation (sociedade anônima / stock corporation), organized under the laws of the Federative Republic of Brazil, and Cirrus Participacoes Ltda., a limited liability company (sociedade empresária limitada) organized under the laws of the Federative Republic of Brazil are entering into that certain Contribution Agreement (the “Contribution Agreement”), pursuant to which LSB 2 will acquire 50% of the common shares of the Company in accordance with the provisions of the Contribution Agreement, to carry out the development, construction, operation and management of a plant for processing of carbon steel and alloy tubing and the operation and management of other related business activities, and the Company and LSS are entering into a Sales, Marketing and Supply Agreement (together with the Contribution Agreement the “JV Agreements”);

II.                                     LSS intends to purchase products from the Company and the Company intends to supply such products under a separate agreement or agreements. In connection with the supply of such products, LSS desires to license the Company to use certain trademarks listed on Schedule A to this Agreement (the “LSS Marks”), pursuant to the terms and conditions set forth under this Agreement; and

III.                                 The Company intends to purchase products from LSS and LSS intends to supply such products under a separate agreement or agreements. In connection with the supply of such products, the Company desires to sublicense LSS to use certain trademarks listed on Schedule B to this Agreement (the “Company Marks”), pursuant to the terms and conditions set forth under this Agreement.

Now, therefore, in consideration of the representations, warranties, and covenants herein contained, the PARTIES agree to enter into this Agreement, which shall be governed by the following clauses and conditions:

SECTION I.                                  DEFINITIONS AND INTERPRETATION

SECTION 1.                           DEFINITIONS

1.1.                              The following words, expressions, abbreviations with capital letters, not defined in other sections of this Agreement, shall have the meaning ascribed to them in this Section 1.1, except if otherwise herein expressly indicated or if the context is not compatible with any significance herein indicated:

Affiliate

of a specified person (the “Specified Person”) means any Person a) who, directly or indirectly, controls, is controlled by, or is under common control with the Specified Person, b) who, directly or indirectly, owns or controls fifty percent (50%) or more of the Specified Person’s outstanding voting securities or equity interests, c) of whom the Specified Person, directly or indirectly, owns or controls fifty percent (50%) or more of the outstanding voting securities or equity interests or d) who has the right, directly or indirectly, to appoint or elect fifty percent (50%) or more of the Specified Person’s board of directors or equivalent managing body.

Agreement	means this Trademark Cross-License Agreement.

Company	has the meaning set forth in the Preamble of this Agreement.

Company Marks	has the meaning set forth in Recital III to this Agreement.

Conflict	has the meaning set forth in Section 24.1 of this Agreement.

Contribution Agreement	has the meaning set forth in Recital I to this Agreement.

Effective Date	has the meaning set forth in Section 11.1 of this Agreement.

Governmental Authority

means any Brazilian or foreign federal, state, municipal, similar government, governmental or non- or quasi-governmental regulatory or administrative authority, political subdivision, agency or commission or any court, tribunal, judicial or arbitration body, or any other Person authorized to act on behalf of any of the foregoing, with jurisdiction in relation to the subject, Person or asset in question.

ICC Rules	has the meaning set forth in Section 24 hereof.

INPI	has the meaning set forth in Section 13.3 of this Agreement.

JV Agreements	has the meaning set forth in Recital I to this Agreement.

Law	means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, permit, agreement, Order or injunction of or with any Government Authority, and includes, without limitation, rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

LIENS	means any lien, mortgage, pledge, guaranty, encumbrance, option, right of first refusal and/or any other claim or right of any nature.

LSB 2	has the meaning set forth in Recital II to this Agreement.

LSS	has the meaning set forth in the Preamble of this Agreement.

LSS Marks	has the meaning set forth in Recital II to this Agreement.

Marks	means LSS Marks as set forth in Recital II to this Agreement and Company Marks as set forth in Recital III to this Agreement.

Notice of Conflict	has the meaning set forth in Section 24.1 of this Agreement.

Party/Parties	has the meaning set forth in the Preamble of this Agreement.

Person	means any natural person, partnership, joint venture, limited liability company, corporation, or any other entity or organization.

Term	has the meaning set forth in Section 11.1 of this Agreement.

Tubos	has the meaning set forth in Recital I to this Agreement.

Tubular Products	has the meaning ascribed to such term in the Contribution Agreement.

SECTION 2.                           INTERPRETATION

2.1.                              In this Agreement and in its respective schedules, except when specifically otherwise provided:

(i)                                     the table of contents and article and section headings are for convenience only and shall not affect the interpretation of this Agreement;

(ii)                                  references to any document, instrument or agreement, including this Agreement shall include (a) all schedules to this Agreement; and (b) all documents, instruments or agreements issued or executed in replacement hereof or thereof, if existing;

(iii)                               references to a document or agreement, including this Agreement, shall be deemed to include any amendment, restatement, modification or supplement thereto entered into in accordance with the terms thereof;

(iv)                              the words “include”, “includes” and “including” are not limiting;

(v)                                 references to any Person shall include such Person’s successors and permitted assigns, heirs and representatives;

(vi)                              the words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vii)                           references to “days” shall mean calendar days;

(viii)                        the singular includes the plural and the plural includes the singular;

(ix)                                references to any laws, generally, shall means laws in effect on the date of execution of this Agreement, and references to any specific law shall mean such specific law in effect on the date of execution of this Agreement; and

(x)                                   any reference to an article, section, clause or exhibit is to the article, section, clause of, or to a schedule or exhibit to this Agreement unless otherwise indicated.

SECTION II.                              TRADEMARK LICENSE

SECTION 3.                           GRANT OF LICENSES

3.1.                              LSS grants to the Company a nonexclusive, nontransferable, revocable, limited, royalty free license during the Term to use the LSS Marks in connection with Tubular Products and the sale of goods and services covered by the registrations referred to in Schedule A to this Agreement anywhere in the world, provided that such use is limited to Tubular Products manufactured at the locations in Brazil where the Company operates steel fabrication and/or Tubular Products finishing facilities that are identified in the JV Agreements or as otherwise mutually agreed.  The license granted under this Section 3.1 is subject to the terms and conditions of the JV Agreements. The Company has no right to permit or sublicense any third party to use the LSS Marks, including, without limitation, by way of sub-license, and/or assignment or otherwise, unless with the prior written approval of LSS. All rights not expressly granted herein are reserved by LSS.

3.2.                              Within 30 days of the Effective Date, LSS will file applications for the registration of the LSS Marks in Brazil.  Any such application filed pursuant to this Section 3.2 and any trademark registration issuing therefrom shall be considered LSS Marks, as such term is defined in this Agreement.

3.3.                              The Company grants to LSS a nonexclusive, nontransferable, revocable, limited, royalty free sublicense during the Term to use the Company Marks in connection with Tubular Products purchased by the Company from LSS and the sale of goods and services covered by the registrations referred to in Schedule B to this Agreement at the locations in the United States, provided that such use is limited to only Tubular Goods purchased by the Company in accordance with the JV Agreements or as otherwise mutually agreed. The sublicense granted under this Section 3.3 is subject to the terms and conditions of the JV Agreements. LSS has no right to permit or license any third party to use the Company Marks, including, without limitation, by way of sub-license, and/or assignment or otherwise, unless the prior written approval of the Company is obtained. All rights not expressly granted herein are reserved by the Company.

3.4.                              Within 30 days of the Effective Date, the Company will file applications for the registration of the Company Marks in the United States.  Any such application filed pursuant to this Section 3.4 and any trademark registration issuing therefrom shall be considered Company Marks, as such term is defined in this Agreement.

3.5.                              From time to time each Party may develop or acquire one or more trademarks and service marks for use with Tubular Products manufactured or services provided in acccordance with the JV Agreements. Any such trademarks shall be considered the Marks for the purposes of this Agreement, and each Party expressly agrees to grant the other Party a license to use such trademarks and/or service marks when requested. The terms and conditions associated with such license shall be the same as contained in this Agreement unless the Parties mutually agree otherwise.

SECTION 4.                           OWNERSHIP OF MARKS

4.1                                 The Company acknowledges the ownership and/or right to use the LSS Marks by LSS. The Company agrees that it will do nothing inconsistent with such ownership of LSS. For example, neither the Company nor any company associated with the Company will file any application for registration of a trademark or service mark that is the same as or similar to the LSS Marks in English, Portuguese or any other language in any country. The Company agrees that all use of the LSS Marks by the Company shall inure to the benefit of and be on behalf of LSS and agrees to assist LSS in recording this Agreement with appropriate government authorities. The Company agrees that nothing in this Agreement shall give the Company any right, title or interest in the LSS Marks other than the right to use the LSS Marks in accordance with the terms herein. The Company agrees that it will not attack the title of LSS to the LSS Marks or attack the validity of the license granted herein. The Company further agrees to support LSS’s efforts to register and maintain the LSS Marks in Brazil and any other country, provided that the Company is under no obligation to register or maintain the LSS Marks in any such country on behalf of LSS. The Company agrees to assign any and all rights which the Company may obtain in the LSS Marks to LSS.  In the event that the Company incurs any expenses related to the registration or maintenance of the LSS Marks, LSS agrees to timely reimburse the Company for any such expenses.

4.2.                              LSS acknowledges the right to use the Company Marks by the Company. LSS agrees that it will do nothing inconsistent with such right to use of the Company. For example, neither LSS nor any company associated with LSS will file any application for registration of a trademark or service mark that is the same as or similar to the Company Marks in English, Portuguese or any other language in any country. LSS agrees that all use of the Company Marks by LSS shall inure to the benefit of and be on behalf of the Company and agrees to assist the Company in recording this Agreement with appropriate government authorities. LSS agrees that nothing in this Agreement shall give LSS any right, title or interest in the Company Marks other than the right to use the Company Marks in accordance with the terms herein. LSS agrees that it will not attack the title of the Company to the Company Marks or attack the validity of the license granted herein. LSS further agrees to support the Company’s efforts to register and maintain the Company Marks in the USA and any other country, provided that LSS is under no obligation to register or maintain the Company Marks in any such country on behalf of the Company.  LSS agrees to assign any and all rights which LSS may obtain in the Company Marks to the Company.  In the event that LSS incurs any expenses related to the registration or maintenance of the Company Marks, the Company agrees to timely reimburse LSS for any such expenses.

SECTION 5.                           QUALITY STANDARDS

5.1.                              The Company agrees that the nature and quality of all services rendered by the Company in connection with the LSS Marks; all goods sold by the Company under the LSS Marks; and all related advertising, promotional and other related uses of the LSS Marks by the Company shall conform to or exceed corresponding quality standards set by LSS.

5.2.                              LSS agrees that the nature and quality of all services rendered by LSS in connection with the Company Marks; all goods sold by LSS under the Company Marks; and all related advertising, promotional and other related uses of the Company Marks by LSS shall conform to or exceed corresponding quality standards set by the Company.

SECTION 6.                           QUALITY MAINTENANCE

6.1.                              The Company agrees to cooperate with LSS in facilitating LSS appropriately monitoring the quality standards used by the Company, to permit reasonable inspection of the Company’s operation, and to supply LSS with specimens of all uses of the LSS Marks upon request. The Company shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by the license granted herein. The Company agrees that the quality of any products sold with the LSS Marks shall be at least as good as the quality of the goods and services marketed by LSS and shall conform to any quality standards identified by LSS from time to time.

6.2.                              LSS agrees to cooperate with the Company in facilitating the Company’s appropriately monitoring the quality standards used by LSS, to permit reasonable inspection of LSS’s operation, and to supply the Company with specimens of all uses of the Company Marks upon request. LSS shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by the license granted herein. LSS agrees that the quality of any products sold with the Company Marks shall be at least as good as the quality of the goods and services marketed by the Company and shall conform to any quality standards identified by the Company from time to time.

SECTION 7.                           FORM OF USE

7.1.                              The Company agrees to use the LSS Marks only in the form and manner and with appropriate legends as are prescribed from time to time by LSS, and not to use any other trademark or service mark in combination with any of the LSS Marks without prior written approval of LSS.

7.2.                              LSS agrees to use the Company Marks only in the form and manner and with appropriate legends as are prescribed from time to time by the Company, and not to use any other trademark or service mark in combination with any of the Company Marks without prior written approval of the Company.

SECTION 8.                           INFRINGEMENT PROCEEDINGS

8.1.                              The Company agrees to promptly notify LSS of any unauthorized use of the LSS Marks by others as it comes to the Company’s attention. LSS shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the LSS Marks. As may be requested by LSS from time to time, the Company agrees to assist LSS in any unfair competition or infringement proceedings in the Federative Republic of Brazil.

8.2.                              LSS agrees to promptly notify the Company of any unauthorized use of the Company Marks by others as it comes to LSS’s attention. The Company shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Company Marks. As may be requested by the Company from time to time, LSS agrees to assist the Company in any unfair competition or infringement proceedings in the United States of America.

SECTION 9.                           REPRESENTATIONS AND WARRANTIES OF LSS

9.1.                              LSS grants to the Company the following representations and warranties:

9.1.1.                     Ownership.  LSS is the sole owner of or has the right to use and sublicense the LSS Marks.  The LSS Marks are free of any LIENS and are registered for the term of validity indicated in their respective registration certificates. Nothing in this Agreement shall be deemed as an obligation of LSS to renew the registration of any of the LSS Marks, which will only be renewed at LSS’s sole and exclusive discretion, and LSS shall not be liable to the Company for any expense, cost, or loss associated with LSS’s exercise of such discretion.

9.1.2.                     Organization.  LSS is a limited partnership organized under the laws of the state of Delaware, of the United States of America, with offices at 15660 N. Dallas Parkway, Suite 500, Dallas, TX 75248;

9.1.3.                     Authorization.  LSS has the full power and necessary authority to execute and deliver this Agreement and to perform the obligations contained in this Agreement. LSS has the full capacity and does not depend on any additional authorization to execute this Agreement.

9.1.4.                     Valid and Enforceable Agreement.  This Agreement was executed by LSS and is a valid and enforceable obligation of LSS.

9.1.5.                     No Conflict; Consents.  The execution and delivery of this Agreement by LSS and the completion of the operations described herein do not:

(i)                                     breach or conflict with any organizational or corporate document of LSS, or with any corporate resolution of its respective shareholders or quotaholders, or any agreement, contract, commitment, obligation, understanding, arrangement or restriction of any kind to which LSS is a party or is subject to, or by which its respective assets or properties are bound;

(ii)                                  to the actual knowledge of LSS, breach or conflict with any law, decision or sentence issued by any Governmental Authority, applicable to LSS or to its respective assets or properties; and

(iii)                               to the actual knowledge of LSS, require any consent, approval or authorization of, any Person or any Governmental Authority or any registration before them.

Section 10.                    Representations and Warranties of the Company

10.1.                        The Company grants to LSS the following representations and warranties:

10.1.1.               Ownership.  The Company is the sole owner of or has the right to use and sublicense the Company Marks.  The Company Marks are free of any LIENS and are registered for the term of validity indicated in their respective registration certificates. Nothing in this Agreement shall be deemed as an obligation of the Company to renew the registration of any of the Company Marks, which will only be renewed at Company’s sole and exclusive discretion, and the Company shall not be liable to LSS for any expense, cost, or loss associated with the Company’s exercise of such discretion.

10.1.2.               Organization.  The Company is a corporation (sociedade anônima / stock corporation), duly incorporated, validly existing and in good standing under the laws of the Federative Republic of Brazil.

10.1.3.               Authorization.  The Company has the full power and necessary authority to execute and deliver this Agreement and to perform the obligations contained in this Agreement. The Company has the full capacity and does not depend on any additional authorization to execute this Agreement.

10.1.4.               Valid and Enforceable Agreement.  This Agreement was executed by the Company and is a valid and enforceable obligation of the Company.

10.1.5.               No Conflict; Consents.  The execution and delivery of this Agreement by the Company and the completion of the operations described herein do not:

(i)                                     breach or conflict with any organizational or corporate document of the Company, or with any corporate resolution of its respective shareholders or quotaholders, or any agreement, contract, commitment, obligation, understanding, arrangement or restriction of any kind to which the Company is a party or is subject to, or by which its respective assets or properties are bound;

(ii)                                  to the actual knowledge of the Company, breach or conflict with any law, decision or sentence issued by any Governmental Authority, applicable to the Company or to its respective assets or properties; and

(iii)                               to the actual knowledge of the Company, require any consent, approval or authorization of, any Person or any Governmental Authority or any registration before them.

Section 11.                    Term

11.1.                        This Agreement shall be effective when all of the JV Agreements become effective and all of the conditions identified therein have been fulfilled (the “Effective Date”) and shall continue for the term of the Shareholders Agreement between LSB 2, Tubos, and the Company or until the date of expiration of the registration of the Marks, whichever occurs first (the “Term”) unless sooner terminated in accordance with Sections 11, 12 and 13.

Section 12.                    Termination for Cause

12.1.                        Either PARTY may terminate this Agreement and the licenses granted herein if: (i) the other PARTY breaches any term or condition of this Agreement and fails to cure such breach within ten (10) days after receipt of written notice of the same; or (ii) the other PARTY becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due or upon the winding-up sale, consolidation, merger or any sequestration by governmental authority of the other PARTY. In addition, this Agreement shall terminate if the aggregate of LSS’s ownership of the Company and LSS directors’ ownership of the Company becomes less than forty five percent (45%) of the outstanding capital of the Company.

Section 13.                    Effect of Termination

13.1.                        Upon termination of this Agreement, the Company agrees to immediately discontinue all use of the LSS Marks and any term confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with LSS or its appointed agent to apply to the appropriate authorities to cancel recording of the Agreement from all government records, to destroy all printed materials bearing any of the LSS Marks, and that all rights in the LSS Marks and the goodwill connected therewith, whether existing on the date hereof or created thereafter by any means, shall remain the property of LSS.

13.2.                        Upon termination of this Agreement, LSS agrees to immediately discontinue all use of the Company Marks and any term confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with the Company or its appointed agent to apply to the appropriate authorities to cancel recording of the Agreement from all government records, to destroy all printed materials bearing any of the Company Marks, and that all rights in the Company Marks and the goodwill connected therewith, whether existing on the date hereof or created thereafter by any means, shall remain the property of the Company.

13.3.                        Upon termination of this Agreement the PARTIES shall provide for the cancellation of the registration of this Agreement at the National Institute of Industrial Property (“INPI”), and/or at any other authority with which this Agreement may have been so recorded and/or registered.

Section 14.                    Indemnification

14.1.                        The Company shall defend, indemnify and hold harmless LSS, its affiliates (other than the Company), and their officers, employees, directors and agents (including paying reasonable attorneys’ fees, costs, expenses and disbursements) from and against: (a) any third party claim based on breach of warranty, strict liability, or products liability associated with any products manufactured by the Company under the LSS Marks; or (b) any claim under this Agreement against LSS by an Affiliate of the Company.

14.2.                        LSS shall defend, indemnify and hold harmless the Company, its affiliates (other than LSS), and their officers, employees, directors and agents (including paying reasonable attorneys’ fees, costs, expenses and disbursements) from and against: (a) any third party claim based on breach of warranty, strict liability, or products liability associated with any products manufactured by LSS under the Company Marks; or (b) any claim under this Agreement against the Company by an Affiliate of LSS.

CHAPTER IV.                     FURTHER COVENANTS OF THE PARTIES

Section 15.                    Injunction Relief

15.1.                        Each PARTY acknowledges that any breach of the respective PARTY’s obligations under this Agreement concerning use of the Marks or ownership of the Marks may cause the other PARTY irreparable harm not compensable with money damages, and that in the event of such breach, the other PARTY shall be entitled to seek injunctive relief, without bond, from any court of competent jurisdiction.

Section 16.                    Assignment

16.1.                        Neither PARTY shall assign or transfer its rights, duties or obligations under this Agreement, whether by contract, operation of law, merger, reorganization, liquidation, dissolution or sale of assets, without the prior written consent of the other PARTY. Any purported assignment or transfer of this Agreement without the prior written consent of the other PARTY shall be null and void.

Section 17.                    Notices

17.1.                        Unless otherwise provided in this Agreement, notices or other communications required to be given by any PARTY pursuant to this Agreement may be delivered personally, sent by registered airmail (postage prepaid), sent by a recognized air courier service, sent by facsimile transmission, or sent by e-mail transmission to the address of the other PARTY set forth below or such other address notified in lieu thereof. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)                                  Notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

(b)                                 Notices given by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark).

(c)                                  Notices given by air courier shall be deemed effectively given on the date of delivery (as indicated by the airway bill).

(d)                                 Notices given by facsimile or e-mail transmission shall be deemed effectively given on the first (1st) business day following the date of transmission.

For the purpose of notice, the addresses of the PARTIES are as follows:

If to the Company:

Apolo Mecânica e Estruturas S.A.

Av. Dr. Leo de Affonseca Neto, 750 Mondesire –

12600-970 – Lorena/SP

Telefax: (55 12) 3153-2290

With a copy to (which shall not constitute notice for the purposes herein):

Apolo Tubos e Equipamentos S.A.

Av. Chrisóstomo Pimentel de Oliveira, nº 2.651, Pavuna

CEP 21650-000 Rio de Janeiro, RJ

Brasil

Telefax:  (21) 3452-9139

If to LSS:

Lone Star Technologies, Inc.

15660 N. Dallas Pkwy., Suite 500

Dallas, TX 75248

United States of America

Telefax:  972-770-6474

Attn:  General Counsel

With a copy to (which shall not constitute notice for the purposes herein):

Mary R. Korby

Weil, Gotshal & Manges, LLP

200 Crescent Court, Suite 300

Dallas, Texas  75201

Telefax:  214-746-7777

With a copy to (which shall not constitute notice for the purposes herein):

Marcos Flesch

Souza, Cescon Avedissian, Barrieu e Flesch - Advogados

Rua Funchal, 263 11° andar

04551-060 São Paulo, SP

Telefax: (55 11) 3089 6565

or to such other person, address or telefax number as any party may specify by notice in writing to the other.  All such notices, shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by courier services or overnight mail or delivery, on the day delivered, and (iii) if by facsimile on the next day following the day on which such facsimile was sent, provided that it is followed immediately by a confirmation by personal delivery or overnight mail that is received pursuant to subclause (i) or (ii) provided that if the date of receipt is not a Business Day at the place of the principal office of the party receiving the notice, or if the receipt is after 5:00 p.m. on a Business Day, the notice or other communication shall be deemed given, received, and effective on the next Business Day at the place of the principal office of the addressee.

17.1.1.               Changes.  Any PARTY may by notice given in accordance with Section 17.1 designate another address or Person for the receipt of the notices hereunder.

SECTION 18.                    THIRD PARTY BENEFICIARIES

18.1.                        Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by the Company and LSS. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third PARTIES, including without limitation, employees, suppliers and customers of a PARTY, or to create any obligations of a PARTY to any such third PARTIES.

Section 19.                    Severability

19.1.                        If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby and the illegal provision will be replaced with a legal provision that encapsulates to the extent permitted by applicable law the original intent of the PARTIES.

Section 20.                    Headings

20.1.                        The headings contained in this Agreement are for reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation hereof.

SECTION 21.                    COMPLIANCE WITH LAWS

21.1.                        Each PARTY agrees to comply with all applicable laws including, but not limited to, U.S. Foreign Corrupt Practices Act and U.S. export control laws and regulations.  No PARTY shall export or re-export any item or any direct product thereof or undertake any transaction or service in violation of any such laws and regulations.

Section 22.                    Independent Contractor

22.1.                        The relationship of the PARTIES under this Agreement shall not constitute a partnership or joint venture. The relationship of the PARTIES shall be determined solely by the JV Agreements. Neither PARTY is an agent of the other PARTY and neither PARTY has right, power or authority, expressly or impliedly, to represent or bind the other PARTY.

Section 23.                    Binding Effect

23.1.                        This Agreement is binding between the PARTIES and shall inure to the benefit of the PARTIES and their respective successors and authorized assignees.

Section 24.                    Dispute Resolution; Governing Law and Jurisdiction

24.1.                        The parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising out of or relating to or in connection with this Agreement, the performance or non-performance of the obligations set forth herein (including any questions regarding its existence, validity or termination) (a “Dispute”).  Except as provided in this Section 24.1, Disputes or claims, if any, which cannot be settled amicably between the parties, within thirty (30) days after written notice of such Dispute has been given by one party to the other party, shall be referred to and finally resolved by arbitration in Sao Paulo, Brazil under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this Section 24.1.  The tribunal shall consist of three (3) arbitrators.  Each of “the Company” and LST shall appoint one (1) arbitrator and the arbitrators appointed by “the Company” and LST shall appoint the third (3rd) arbitrator.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties.  Each party shall bear the costs of its own attorney’s fees and expert witness fees.  The arbitration proceedings shall be in English and Portuguese and all pleadings and written evidence shall be in

English and Portuguese.  The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by applicable Law.  The decision of the tribunal shall be final, binding and enforceable upon the parties and judgment upon any award rendered by the tribunal may be entered in any court having jurisdiction thereof.  In the event that the failure of a party to this Agreement to comply with the decision of the tribunal requires the other party to apply to any court for enforcement of such award, the non-complying party shall be liable to the other for all costs of such litigation including attorneys’ fees.  The parties may apply to any court of competent jurisdiction in accordance with this Section 24.1 for temporary or permanent injunctive or preliminary relief, without breach of this Section 24. or abridgement of the powers of the tribunal.  For the purposes of obtaining temporary or permanent injunctive or preliminary relief and without abridgement of the powers of the tribunal, the parties elect the courts of the City of Sao Paulo, State of Sao Paulo, with the express waiver of any other courts, no matter how privileged they may be.  Except for applications regarding preliminary or injunctive relief, neither party shall be entitled to commence or maintain any action in any court of law upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this Section 24.  Process may be served on either party in the manner set forth in this Agreement or by such other method authorized by applicable Law or court rule.

24.2.                        This Agreement shall be construed according to and governed by the laws of the Federative Republic of Brazil.

Section 25.                    Amendment

25.1.                        Amendments to this Agreement and the other contracts contemplated herein may be made only by a written agreement in English and Portuguese signed by duly authorized representatives of each of the PARTIES.

Section 26.                    Language

26.1.                        This Agreement is written and executed in Portuguese and English and the two versions shall have equal validity. In the event of any inconsistency between the two versions, the English version should prevail.

Section 27.                    Publicity

27.1.                        Neither PARTY shall use the other PARTY’s name or Marks or refer to the other PARTY directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent of the other PARTY prior to each such use or release.  Neither PARTY shall make any public statements about this Agreement or its relationship with the other PARTY without the other PARTY’s prior written  approval, except as required by law.

Section 28.                    Waiver

28.1.                        Unless otherwise provided for, failure or delay on the part of any PARTY to exercise any right or privilege under this Agreement shall not operate as a waiver of such right or privilege nor shall any partial exercise of any right or privilege preclude any further exercise thereof. Any waiver by a PARTY of a breach of any term or provision of this Agreement shall not be construed as a waiver by such PARTY of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.

Section 29.                    Counterparts

29.1.                        This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages, which shall be deemed originals in all respects.

Section 30.                    Registration of the Agreement

30.1.                        This Agreement shall be submitted by the Company to the INPI for registration within thirty (30) days of the date of its execution. Any costs, fees and/or expenses related to or necessary for the accomplishment of such registrations shall be borne by the Company.

30.1.1.               The PARTIES hereby undertake to perform all actions, including the preparation and execution of any documents necessary or advisable for the registration of this Agreement with the appropriate authorities.

SECTION 31.                    SPECIFIC PERFORMANCE

31.1.                        The performance of the obligations provided herein may be specifically required by the nondefaulting PARTY, in accordance with Articles 461, 461 A, 632, and 639 of the Brazilian Civil Procedure Code (“Código de Processo Civil”).

Section 32.                    Entire Agreement

32.1.                        This Agreement and the JV Agreements contemplated herein constitute the entire agreement among all PARTIES with respect to the subject matters set forth herein and supersede all prior discussions, notes, memoranda, negotiations, understandings and all the documents and agreements between them relating to the same. All documents, agreements, understandings and correspondence between the PARTIES with respect to the subject matters set forth herein and prior to the execution of this Agreement shall, with the exception of any non-disclosure/confidentiality undertakings, become null and void automatically when this Agreement enters into effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Trademark Cross-License Agreement as of the Effective Date.

LONE STAR STEEL COMPANY, L.P.

By: Lone Star Steel Company General, LLC, its general partner

By:
Name:
Title:

APOLO MECÂNICA E ESTRUTURAS S.A.

By:
Name:
Title:

Schedule A

to the Trademark Cross-License Agreement

entered into Between

Lone Star Steel Company, L.P. and Apolo Mecânica E Estruturas S.A.

LSS Marks

Trademark	Country of Registration	Application No./REG. NO	Owner

The Tubular Experts	USA	Reg. No. 2552909 03/26/02	Lone Star Steel Company, L.P.

The Tubular Experts	USA	Reg. No. 2248090 05/25/99	Lone Star Steel Company, L.P.

LSX50	USA	Reg. No. 2578713 6/11/02	Lone Star Steel Company, L.P.

LSX40	USA	Reg. No. 2578712 6/11/02	Lone Star Steel Company, L.P.

LSX110	USA	Reg. No. 2553933 3/26/02	Lone Star Steel Company, L.P.

LSX95	USA	Reg. No. 2553932 3/26/02	Lone Star Steel Company, L.P.

LSX80	USA	Reg. No. 2553931 3/26/02	Lone Star Steel Company, L.P.

LSS and Design	USA	Reg. No. 1715004 9/15/92	Lone Star Steel Company, L.P.

H2S-100	USA	Reg. No. 1956657 2/13/96	Lone Star Steel Company, L.P.

H2S-95	USA	Reg. No. 1805098 11/16/93	Lone Star Steel Company, L.P.

H2S-90	USA	Reg. No. 1968712 4/16/96	Lone Star Steel Company, L.P.

STARLOY	USA	Reg. No. 0983686 5/14/74	Lone Star Steel Company, L.P.

STARDOM	USA	Reg. No. 0919694 9/7/71	Lone Star Steel Company, L.P.

A-1

LONE STAR STEEL COMPANY, L.P.	USA	Reg. No. 0710435 1/31/61	Lone Star Steel Company, L.P.

STARWELD	USA	Reg. no. 0712386 3/14/61	Lone Star Steel Company, L.P.

A-2

Schedule B

to the Trademark Cross-License Agreement

entered into between

Lone Star Steel Company, L.P. and Apolo Mecânica E Estruturas S.A.

Company Marks

Trademark	Country of Registration	Application No./REG. NO	Owner

Apolo	Brazil	811089479	Apolo Tubos e Equipamentos S.A.

Tubos Apolo	Brazil	816891990	Apolo Tubos e Equipamentos S.A.

Apolo	Brazil	817408894	Apolo Tubos e Equipamentos S.A.

Apolo	Brazil	818038756	Apolo Tubos e Equipamentos S.A.

Apolo	Brazil	825500419	Apolo Tubos e Equipamentos S.A.

Apolo	Brazil	825683203	Apolo Tubos e Equipamentos S.A.

B-1